SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                November 9, 2006

                        DENTAL PATIENT CARE AMERICA, INC.
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             (Exact name of registrant as specified in its charter)


             Utah                          333-37842              87-0639343
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(State or other jurisdiction of    (Commission file number)     (IRS employer
        incorporation)                                       identification no.)

             2150 South 1300 East, Suite 500,
                  Salt Lake City, Utah                         84106
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         (Address of principal executive offices)            (Zip code)

                                 (801) 990-3314
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13c-4(c)

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Item 7.01 Regulation FD

         The Company, through its wholly owned subsidiary, U.S. DentistDirect, Inc. ("USDD"), has entered into a Memo of Understanding (the "Memo") with Dentist Direct, LLC ("DD") on November 9, 2006. Under the Memo, USDD will license a provider panel and an associated name to DD, under terms and conditions to be agreed. USDD, or an affiliate of USDD, may also loan DD an amount to be negotiated in connection with these programs. In consideration for the loan and as payment of related network fees, it is anticipated that USDD will be entitled to a yet to be determined percentage of DD's profits for a period of time.

         DD has partnered with NGL Insurance Group ("NGL"), an independent mutual life insurance company headquartered in placeCityMadison, StateWisconsin to offer dental and vision insurance that will be underwritten by NGL. The vision plan will utilize the national AlwaysVision network of providers which includes the local Standard Optical providers as well as the National Wal-Mart network of providers. In addition, DD has access to a nationwide variety of dental and vision providers with over 54,000 participating dental locations and over 19,000 participating vision optometrists, ophthalmologist, and retail locations.

         Under DD's arrangements with NGL, NGL will underwrite and DD will administer the DD dental and vision plans. DD believes cost savings will be achieved through the use of DD's proprietary software program called DirectSource. DD believes that DirectSource eliminates many of the costs associated with traditional administration systems by brining together in one administrator one consolidated bill, one customer service center, on-line claims look-up, on-line payment, on-line enrollment, on-line price quotes for various services, and a network of dentists.

         DD also anticipates rolling out a product aimed at the uninsured dental market called Dentist Direct Access ("Access"). Access will offer direct access to a network of dentists who are members of Dental Cooperative who have agreed to provide services at pre-set reduced fees covering most types of dental care. Under the Access program, participants will be issued an ID card that can be presented to participating dentists. Upon presentation of the card, patients will be billed at reduced pre-set rates. Card holders will have access to a fee schedule so patients will know exact treatment costs. The parties agree to work together to implement the Access program.

         The arrangements between USDD and DD that are described above are non-binding and are subject to the negotiation and execution of definitive agreements. There can be no assurance that such agreements will be successfully agreed or executed or that the parties will be successfully in commercializing the described dental and vision plans.

         Mr. Pete Peterson, a director of the Company, is affiliated with DD.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              DENTAL PATIENT CARE AMERICA, INC.
                                              (Registrant)




Date: November 10, 2006                        By   /s/  Michael Silva
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                                                 Michael Silva
                                                 Chief Executive Officer

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